EXECUTION VERSION

EXHIBIT 10.4
TERMINATION AND RELEASE OF GUARANTY
THIS TERMINATION AND RELEASE OF GUARANTY (this “Release”) is executed as of August 1, 2016, by Podium Fund Tower C SPV LLC, a Delaware limited liability company (“Fund Member”), and ERY Developer LLC, a Delaware limited liability company (“Developer”; Fund Member and Developer are also referred to herein individually as a “Beneficiary” and collectively as the “Beneficiaries”).
RECITALS:
WHEREAS, Coach, Inc., a Maryland corporation (“Guarantor”), executed that certain Guaranty Agreement, dated as of April 10, 2013, for the benefit of the Beneficiaries (the “Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty; and
WHEREAS, the Beneficiaries have has agreed to release Guarantor from all of the obligations of Guarantor under the Guaranty.
NOW THEREFORE, with intent to be legally bound hereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Beneficiaries hereby agree as follows:
Section 1.Termination and Release. Effective as of the date hereof, Guarantor is hereby released by the Beneficiaries from all of the obligations, duties, undertakings, agreements, covenants and indemnities of the Guarantor under the Guaranty, and the Guaranty is terminated and is of no further force or effect. Nothing in this Release shall modify, limit or release Guarantor from any of its obligations under (i) that certain Redemption Agreement, dated as of the date hereof, by and among Fund Member, Coach Legacy Yards LLC (“Coach Legacy”) and the Company, or (ii) that certain Amended and Restated Development Agreement, dated as of the date hereof, by and between Coach Legacy, Developer, and Guarantor.
Section 2.    Binding Effect: Benefit. This Release shall be binding upon the Beneficiaries and its successors and assigns and shall inure to the benefit of Guarantor and its heirs and legal representatives.
Section 3.    Governing Law. This Release shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed solely within such State.
Section 4.    Entire Agreement. This Release constitutes the entire agreement among the parties hereto with respect to the subject matter herein and supersedes any prior understanding, agreements, or representations by or among the parties hereto.
Section 5.    No Waiver; Amendments. No amendment to or waiver of any provision hereto shall be effective unless it shall be in writing and signed by the Beneficiaries and the Guarantor.

Section 6.    Counterparts. This Release may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and such counterparts shall constitute but one and the same instrument and shall be binding upon each party hereto as fully and completely as if all had signed but one instrument. The exchange of copies of this Release, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of such signature pages and may be used in lieu of the original signature pages for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 7.    Section Headings. The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.
Section 8.    Disclosure. The parties hereto hereby acknowledge that Coach, Coach Legacy or any of their affiliates may disclose this Release in its entirety (i) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, (ii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Coach or Coach Legacy or any of their direct or indirect constituent owners or affiliates, (iii) to the extent any information was previously or is hereafter publicly disclosed (other than in violation of this Release), (v) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders or potential lenders, investors or potential investors, accountants, legal counsel, title companies or other advisors of any of the foregoing in each case to the extent reasonably necessary for such party’s business purposes, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (vi) to the extent necessary to enforce rights under this Release. Notwithstanding any other provision in this Release, any party (and any employee, representative or other agent of any such party) may disclose to any and all persons, without limitation of any kind, the United States federal, state or local tax treatment and tax structure of the transactions contemplated herein, it being understood and agreed, for this purpose, the name of or any other identifying information regarding the entities or transactions involved does not constitute such tax treatment or structure information.

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IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.
ERY DEVELOPER LLC,
a Delaware limited liability company
By: /s/ L. Jay Cross___________________
Name: L. Jay Cross
Title: President

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:    Podium Fund REIT LLC,
a Delaware limited liability company,
its managing member
By: /s/ L. Jay Cross_____________
Name: L. Jay Cross
Title: President

[Signature Page to Termination and Release of Coach Guaranty]